UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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	Preliminary Proxy Statement	Confidential, for Use of the Commission
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✓	Definitive Proxy Statement	Definitive Additional Materials

Soliciting Materials Pursuant to §240.14a-12

QUEPASA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUEPASA CORPORATION

224 Datura Street, Suite 1100

West Palm Beach, Florida 33401

Telephone: (561) 317-1315

To The Stockholders of Quepasa Corporation:

We are please to invite you to attend the annual meeting of the stockholders of Quepasa Corporation, which will be held at 10:00 A.M. on June 27, 2008 at the offices of Quepasa Corporation, 224 Datura Street, Suite 1100, West Palm Beach, Florida 33401, for the following purposes:

1.

To elect three members to our Board of Directors;

2.

To approve an amendment to Quepasa’s 2006 Stock Incentive Plan;

3.

To approve the ratification of Berenfeld Spritzer Shechter & Sheer LLP as our independent registered public accounting firm for 2008; and

4.

For the transaction of such other matters as may properly come before the Annual Meeting.

Quepasa’s Board of Directors has fixed the close of business on May 2, 2008 as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

If You Plan to Attend

The Annual Meeting is being held at the offices of Quepasa Corporation, 224 Datura Street, Suite 1100, West Palm Beach, Florida 33401. Please note that space limitations make it necessary to limit attendance to stockholders. Registration and seating will begin at 9:00 A.M. Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ JEFFREY VALDEZ
Jeffrey Valdez
Chairman of the Board

/s/ JOHN C. ABBOTT
John C. Abbott
Chief Executive Officer

Dated: May 2, 2008

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet or by signing, dating, and returning the enclosed proxy card will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

QUEPASA CORPORATION

224 Datura Street, Suite 1100

West Palm Beach, Florida 33401

Telephone: (561) 317-1315

2008 ANNUAL MEETING OF THE STOCKHOLDERS

PROXY STATEMENT

General Information

This Proxy Statement is being sent to the holders of shares of common stock of Quepasa Corporation. (“Quepasa” or the “Company”), a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2008 Annual Meeting of stockholders (the “Annual Meeting”) to be held at 10:00 A.M. on June 27, 2008, at 224 Datura Street, Suite 1100, West Palm Beach, Florida 33401. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about May 3, 2008.

Who is Entitled to Vote?

Quepasa’s Board has fixed the close of business on May 2, 2008 as the record date (the “Record Date”) for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof. On the Record Date, there were 12,638,836 shares of common stock outstanding. Each share of Quepasa stock represents one vote that may be voted on each matter that may come before the Annual Meeting.

Who May Attend the Meeting?

If you are a stockholder of record, which means you hold your shares in your name, you may attend the Annual Meeting. Stockholders holding shares in brokerage accounts (“Street Name”) will need to bring a copy of a brokerage statement reflecting stock ownership as of the Record Date.

How Do I Vote?

1.

Vote by Internet. The website address for Internet voting is on your proxy card. Internet voting is available 24 hours a day;

2.

Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day;

3.

Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States); or

4.

Vote in person. Attend and vote at the Annual Meeting.

If you vote by telephone or Internet, please DO NOT mail your proxy card.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors, individuals who help with processing and counting your votes and persons who need access for legal reasons. If you write comments on your proxy card, your comments will be provided to the Company, but how you vote will remain confidential.

What Constitutes a Quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or to be present at the meeting. The following are votes that are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting:

•

votes by brokers in the absence of instructions from beneficial owners;

•

votes by brokers with authorization to vote on some matters but not others (the missing votes are called broker non-votes); and

•

votes that are entitled to vote at the meeting but are not voted at the direction of the beneficial owner (called abstentions).

What is a Broker Non-Vote?

A broker non-vote occurs when a broker submits a proxy that does not indicate a vote on a particular proposal because the broker has not received voting instructions from its customer, the beneficial owner, and does not have authority to vote on that proposal without instructions. Broker non-votes are treated as present for the purpose of determining a quorum, but otherwise have no effect since they are not entitled to vote with regard to a proposal. In contrast, an abstention is considered present for quorum purposes but is treated as voting “Against” the proposals.

When May A Broker Use Discretion In Voting?

If a beneficial owner does not provide instructions on how to vote, the broker may only vote those shares on routine matters. Routine matters include an uncontested election for a company’s Board of Directors or the ratification of an appointment of a independent registered public accounting firm. Non-routine matters include adopting or materially amending terms of an existing equity compensation plan. Therefore, brokers may vote (when the beneficial owner has given no instructions) on only Proposals 1 and 3.

How Many Votes are Needed for Each Proposal to Pass?

For all matters other than the election of directors, the affirmative vote of the majority of shares cast shall be the act of the stockholders. To be elected as a director, the nominee must receive a plurality of the votes cast at the Annual Meeting.

What Are the Voting Procedures?

Your vote is very important. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all of the proposals. You should specify your respective choices on the accompanying proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares of common stock represented by your signed proxy card will be voted “For” Proposals 1 and 3 listed on the proxy card. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote “For” or “Against” these proposals according to their judgment.  Except for Proposal 2, stockholders who sign, date and return a proxy to Quepasa but do not indicate how their shares are to be voted are giving the Board full authority to vote their shares as they deem best for the Company.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Quepasa Corporation, 224 Datura Street, Suite 1100,

West Palm Beach, Florida 33401, Attention: Michael D. Matte, Chief Financial Officer and Secretary, or by facsimile (202) 521-3464.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. Because we need a majority of outstanding shares to be present in person or by proxy for a quorum, we may hire an independent proxy solicitation firm.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Quepasa stockholders with any of the proposals brought before the Annual Meeting.

The Board Unanimously Recommends that Stockholders Vote “For” Proposal Nos. 1, 2, 3.

With this Proxy Statement, we are also mailing or delivering to our stockholders a proxy card, the notice of Annual Meeting and a copy of our Annual Report on Form 10-KSB. As of the Record Date, there were 12,638,836 shares of Quepasa’s common stock issued and outstanding. Each share of common stock entitles the holder to one vote on each proposal that may come before the Annual Meeting. As of the Record Date, Quepasa has issued no Preferred Stock.

Can a Stockholder Present a Proposal To Be Considered At the 2009 Annual Meeting?

If you wish to nominate members to the Board for election at the 2009 Annual Meeting or to submit a proposal to be considered at the 2009 Annual Meeting, our Bylaws require that:

•

You notify the Secretary in writing no later than March 29, 2009, which is 90 days prior to the anniversary date of the 2008 Annual Meeting;

•

Your notice to the Secretary contains the specific information set forth in our Bylaws; and

•

You are a stockholder of record at the time you deliver your notice to the Secretary and are entitled to vote at the 2009 Annual Meeting.

A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. If we receive notice of any proposal within the time frame specified by our applicable advance notice provisions of our Bylaws, our management will use its discretionary authority to vote the shares it represents as the Board may recommend. All proposals and nominations should be sent to Quepasa Corporation, Attention: Michael D. Matte, 224 Datura Street, Suite 1100, West Palm Beach, Florida 33401.

PROPOSAL 1: ELECTION OF DIRECTORS

Who are our current directors?

The following table represents our current Board:

Name	Age	Position
Jeffrey Valdez	52	Chairman of the Board
John C. Abbott	37	Director
Alonso Ancira	54	Director
Ernesto Cruz	51	Director
Malcolm Jozoff	69	Director
Lionel Sosa	68	Director
Dr. Jill Syverson-Stork	55	Director

Who will be elected at the Annual Meeting?

The Board currently consists of seven members listed in the table above. At the 2007 Annual Meeting, the stockholders of Quepasa approved an amendment to our Articles of Incorporation classifying the Board into three classes of approximately equal size (Class I, Class II and Class III). Each class serves for a period of three years, except the initial Class I directors served a period of one year and the initial Class II directors serve for a period of two years from the date of the Amendment. Therefore, the two Class I directors elected in 2007, Dr. Syverson-Stork and Mr. Sosa, have been nominated for re-election at this year’s Annual Meeting. Subsequently, Mr. Valdez was appointed as a Class I director and we have nominated him for election at the Annual Meeting.

Term as Director to Expire at the Annual Meeting

Lionel Sosa has been a director since January 2007. From 2000 to date, Mr. Sosa has been a marketing consultant with Sosa Consultation and Design. From 2005 until 2007, Mr. Sosa also served as executive director of Mexicans & Americans Thinking Together Foundation, Inc. (“MATTF”), a non-profit organization focused on encouraging bicultural relations between Mexicans and Americans. Currently, Mr. Sosa serves on the Board of the Public Broadcasting Service and Si TV Productions, a company founded by the Chairman of Quepasa. He also serves on Eastman Kodak’s External Diversity Advisory Panel.

Dr. Jill Syverson-Stork has been a director since September 2006 and a member of the Audit, Compensation and Standards Committees since 2006. Additionally, she is Chairman of the Standards Committee. She has been a Professor at Wellesley College from September 1989 to the present, and is the Coordinator of Intermediate Spanish and the Director of the Spanish Language House and Cultural Center. Dr. Syverson-Stork has a B.A. in Hispanic Studies from Smith College and a Masters and a Ph.D. in Romance Languages from Harvard University.

Jeffrey Valdez has been Chairman of the Board since January 18, 2008. In 2007, Mr. Valdez was appointed the Co-Chairman of Maya Entertainment, a film releasing company focusing on the 12-24 Latino demographic. Also in 2007, Mr. Valdez partnered with David Zucker of Zucker Brothers Productions and formed Sandbox Entertainment. From 2003 to 2006, Mr. Valdez launched the Si TV channel, a Latino themed cable channel, which is currently in over 17 million households and has served on its Board since 2003. In 1997, Mr. Valdez co-founded Sí TV Productions, a producer of Latino-themed, English-language programming. Among Mr. Valdez’s many honors, CNN has named him one of the “Top 50 People Who Matter” and Advertising Age has named him one of the “Top 50 Marketers in America.” Mr. Valdez was appointed by President Clinton to the Advisory Committee on the Arts to the John F. Kennedy Center for the Performing Arts. Mr. Valdez also serves on the Boards of The Museum of the Moving Image, National Association of Latino Independent Producers, and The LA School for The Performing Arts.

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting will be required to elect three directors to our Board under Proposal 1. This means that the three persons who receive the most votes are elected. For purposes of the election of directors, the withholding of authority by a stockholder as to the election of directors thus has no effect on the results of the election.

The Board unanimously recommends a vote “For” the election of the nominated slate of directors.

Directors Continuing in Office

John C. Abbott has been a director and Chief Executive Officer of Quepasa since October 2007 and served as Chairman of the Board from October 25, 2007 until January 18, 2008. Mr. Abbott has over 15 years of experience in strategic advisory and entrepreneurship. Since 2005, Mr. Abbott has been an advisor to Altos Hornos de Mexico, S.A. de C.V. (“AHMSA”). In addition, over the past two years, Mr. Abbott has led investor groups and has served on the executive committees of two start-up efforts in Brazil, namely Click Filmes (www.clickfilmes.com), Brazil’s first hotel video on demand business and Industria de Entretenimento, an entertainment business that owns the rights to the Pacha brand in Brazil, among others. From 1992 to 2005, Mr. Abbott held several senior positions within JP Morgan Securities, Inc. Mr. Abbott received his A.B. in History from Stanford University and his MBA from Harvard Business School.

Alonso Ancira has been a director since November 2006. He has served as Chairman of the Board of AHMSA, one of Mexico’s most prestigious industrial consortiums since April 2004. He is also Chairman of the Board of Mexicans & Americans Trading Together, Inc. (“MATT, Inc.”), a wholly-owned subsidiary of AHMSA. From 1991 until April 2004, Mr. Ancira was Vice-Chairman and Chief Executive Officer of AHMSA. He is currently President of Mexico’s Chamber of Iron and Steel, a position he held from 1993 to 1995, and again from 2003 to 2004. Mr. Ancira has a law degree from the University of Anáhuac in Mexico City and has completed and facilitated many professional seminars, including the Academy of International Commerce Arbitration.

Ernesto Cruz has been a director since November 13, 2007 and is the Chairman of the Audit Committee. Since October 2007, Mr. Cruz has served as the managing partner of Advanzer de Mexico S.A. de C.V. a consulting and audit firm. From March 2002 until October 2007, he was the Managing Partner for the Monterrey and Northeast Mexican offices of Deloitte & Touche, a big four international accounting firm. Mr. Cruz served as the Managing Partner for the Monterrey and Northeast Mexican offices of Arthur Anderson from April 1997 through March 2002. Mr. Cruz is a Certified Public Accountant in Mexico. He has served as a member of the Board of Directors of many companies including Coca Cola FEMSA A.B. de C.V. and AHMSA.

Malcolm Jozoff has been a director of Quepasa since January 2007. Since 2004, Mr. Jozoff has been serving as a corporate advisor to Otsuka Pharmaceutical Co., Ltd., a pharmaceutical and consumer health products company, based in Tokyo, Japan. From July 1996 to August 2000, Mr. Jozoff was Chairman of the Board of Directors and President and Chief Executive Officer of The Dial Corporation, which markets Dial soaps, Purex laundry detergents, Renuzit air fresheners, and Armour Star canned meats.

There are no family relationships between any of our directors and/or executive officers.

Corporate Governance

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interest of the Company and stockholders. The Board’s responsibilities include:

•

Establishing broad corporate policies, and

•

Reviewing the overall performance of Quepasa.

Board Committees and Charters

The Board and its committees meet throughout the year on a set schedule, hold special meetings, and act by written consent from time to time as appropriate.

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the Board. The Board currently has, and appoints the members of: (i) the Audit Committee, (ii) the Compensation and Nominating Committee, and (iii) the Standards Committee, except for Mr. Abbott, who is a member of the Standards Committee. The Board has determined that each member of the Audit, Compensation and Nominating, and Standards Committee is an independent director in accordance with the Nasdaq Stock Market standards. Additionally, the Board has determined that of the seven board members, four of them are independent. Messrs. Ancira, Cruz and Jozoff and Dr. Syverson-Stork are the independent directors.

Each committee other than the Standards Committee has a written charter approved by the Board. We post each charter on our website at www.quepasacorp.com. The following table identifies the independent and non-independent current Board and committee members:

Name	Independent	Audit	Compensation and Nominating	Standards

Jeffrey Valdez
John C. Abbott				✓
Alonso Ancira	✓
Ernesto Cruz	✓	✓ Chairman
Malcolm Jozoff	✓	✓	✓ Chairman	✓
Lionel Sosa
Dr. Jill Syverson-Stork	✓	✓	✓	✓ Chairman

Meetings held in 2007		2	5	0

The Board held nine meetings in 2007 and all of the directors attended over 75% of the combined number of Board and committee meetings, except Mr. Ancira who only attended one Board meeting. Mr. Ancira’s attendance arose from a dispute with the former Chief Executive Officer. Quepasa does not have a policy with regard to directors’ attendance at the Annual Meeting. At the 2007 Annual Meeting, one of our directors was in attendance.

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal control, and audit functions, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm. The Audit Committee also has responsibility for corporate governance. The Board has determined that Mr. Cruz meets the Securities and Exchange Commission’s (“SEC”) qualification to be an “audit committee financial expert,” including meeting the relevant definition of an “independent director.” This designation does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed by being a member of the Audit Committee or of the Board. The Board determined that each Audit Committee member has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. The responsibilities and activities of the Audit Committee are described below in detail in the “Report of the Audit Committee.”

Compensation and Nominating Committee

The Compensation and Nominating Committee is primarily responsible for assisting the Board in discharging its duties with respect to the compensation of the Company’s directors and executive officers. The Compensation and Nominating Committee reviews the performance of the Company’s directors and executive officers in achieving corporate goals and objectives and seeks to ensure that the directors and officers are compensated appropriately in a manner consistent with the Company’s business strategies, competitive practices and the requirements of applicable regulatory authorities.

The purpose and responsibilities of the Compensation and Nominating Committee include the identification of individuals qualified to become Board members, the selection or recommendation to the Board of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, and the oversight of the evaluations of the Board and management. The Compensation and Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our Company’s Secretary at our Florida offices, 224 Datura Street, Suite 1100, West Palm Beach, Florida 33401. The Compensation and Nominating Committee identifies and evaluates nominees for our Board, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board.

The Compensation and Nominating Committee may, by majority vote of its full membership, create one or more subcommittees comprised of members of the Compensation and Nominating Committee, and may vest any such subcommittee with full authority with respect to the specific matters delegated to such committee.

Standards Committee

The purpose and responsibilities of the Standards Committee include assisting our Board in periodically reviewing our website, www.quepasa.com, for appropriate website content and decorum.

Stockholder Communications

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Quepasa Corporation, Attention: Michael D. Matte, 224 Datura Street, Suite 1100, West Palm Beach, Florida 33401, or by visiting the Company’s website at www.quepasacorp.com. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Director Compensation

Employees of Quepasa do not receive compensation for serving as members of our Board. Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board and committee members. Our non-employee directors are eligible to receive compensation for their services as directors, including stock options and grants of common stock under our 2006 Stock Incentive Plan (the “2006 Plan”).

In 2008, we granted shares of restricted common stock and options to our non-employee directors; the common stock and stock options granted for 2008 vest monthly on the last day of each month, and the stock options are exercisable over a 10-year period at $2.49 per share. In 2007, we granted shares of fully vested common stock at the end of each quarter.

The following table reflects the number of securities received by our non-employee directors for this year and 2007:

	Options	Non-Employee Director Shares	Committee Chairman Shares
2008	12,500	3,500	1,600
2007	0	5,000	2,500

The following table reflects the compensation we paid our directors for service on the Board in 2007 based upon the costs we were required to expense in our consolidated financial statements:

DIRECTOR COMPENSATION

Name (a)	Stock Awards ($) (c)	Total ($) (j)
Alonso Ancira	24,325	24,325
Ernesto Cruz	6,035	6,035
Malcolm Jozoff	36,488	36,488
Lionel Sosa	24,325	24,325
Dr. Jill Syverson-Stork	36,488	36,488
Jeffrey S. Peterson	7,375	7,375

Mr. Michael D. Matte, our Chief Financial Officer, previously served on the Board. The compensation we paid him is netted on the Summary Compensation Table on page 12 of this Proxy Statement.

Principal Stockholders

The following table sets forth the number of shares of Quepasa’s common stock beneficially owned as of the Record Date by (i) those persons known by Quepasa to be owners of more than 5% of Quepasa’s common stock, (ii) each director of Quepasa, (iii) our Chief Executive Officer, our former Chief Executive Officer and one other named executive officer (as disclosed in the Summary Compensation Table listed on page 12 of this Proxy Statement), and (iv) all executive officers and directors of Quepasa as a group. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our common stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise.

Name and Address of Beneficial Owner	Shares	Percentage

John C. Abbott (1)	50,000	*
Michael D. Matte (2)	20,233	*
Jeffrey Valdez (3)(5)	9,750	*
Ancira Alonso (4)(5)	3,016,000	20.6%
Ernesto Cruz (5)(6)(7)	13,017	*
Malcolm Jozoff (5)(7)(8)	73,850	*
Lionel Sosa (5)(9)	51,638	*
Dr. Jill Syverson-Stork (5)(7)(10)	21,350	*

Officers and Directors as a group (9 persons)	3,256,538	22.2%

Former Executive Officer
Robert B. Stearns	200,000	1.6%

5% Stockholders
Mexicans & Americans Trading Together, Inc. (11)	3,000,000	20.5%
Richard L. Scott (12)	1,500,000	10.6%
Stephen F. Allen (13)	1,278,000	9.4%
Fredric W. Levin Investment Group (14)	See Note (14)	See Note (14)
First New York Securities LLC Investment Group (15)	See Note (15)	See Note (15)

———————

* Less than one percent.

(1)

Does not include 1,897,492 shares of common stock issuable upon exercise of options, which are not exercisable within 60 days from the date of this Proxy Statement. Of the options, one-third vest on October 29, 2008 and thereafter in 24 equal monthly installments, subject to continuing as an employee on each applicable vesting date. Address is: 224 Datura Street, Suite 1100, West Palm Beach, FL 33401.

(2)

Does not include 1,475,827 shares of common stock issuable upon exercise of options, which are not exercisable within 60 days from the date of this Proxy Statement. Of the options, one-third vest on October 29, 2008 and thereafter in 24 equal monthly installments, subject to continuing as an employee on each applicable vesting date. Address is: 224 Datura Street, Suite 1100, West Palm Beach, FL 33401.

(3)

Does not include 210,000 shares of common stock issuable upon exercise of options held by Mr. Valdez and Valdez Productions, Inc., which are not exercisable within 60 days from the date of this Proxy Statement. Of the options, one-third will vest on October 24, 2008 and thereafter in 24 equal monthly installments, subject to continuing to provide consulting services for the Company on each applicable vesting date. Includes 3,500 shares of restricted stock which vest in equal monthly installments on the last day of each month through December 31, 2008, subject to continuing service on each applicable vesting date. As of the date of this Proxy Statement, 1,750 shares have vested or will vest within 60 days. Address is: 2129 Coldwater Canyon, Beverly Hills, CA 90210.

(4)

Mr. Ancira is the Chairman of the Board of Directors of MATT, Inc. MATT, Inc. is a wholly-owned subsidiary of AHMSA. Grupo Acerero del Norte, S.A. de C.V. (“GAN”) is the majority shareholder of AHMSA. Mr. Ancira is a shareholder of GAN. By virtue of his role as Chairman of MATT, Inc. and ownership of GAN, Mr. Ancira may be deemed to beneficially own 1,000,000 shares owned by MATT, Inc. and 2,000,000 shares issuable upon exercise of warrants held by MATT Inc., exercisable at $2.75 per share. Includes 3,500 shares of restricted stock which vest in equal monthly installments on the last day of each month through December 31, 2008, subject to continuing service on each applicable vesting date. As of the date of this Proxy Statement, 1,750 shares have vested or will vest within 60 days. Address is: C/O Grupo Acerero del Norte, S.A. de C.V, Campos Eliseos No. 29, Colonia Rincon Del Bosque, Mexico.

(5)

Includes 6,250 options currently exercisable; does not include 6,250 shares of common stock issuable upon exercise of options, which are not exercisable within 60 days from the date of this Proxy Statement.

(6)

Address is: Avo Lazaro Cardenas N° 4000 Lazaro Cardenas N 4000-27A, Col. Las Brisas, Monterrey Nuevo Leon, Mexico, C.P. 64780.

(7)

Includes 5,100 shares of restricted stock which vest in equal monthly installments on the last day of each month through December 31, 2008, subject to continuing service on each applicable vesting date. As of the date of this Proxy Statement, 2,550 shares have vested or will vest within 60 days.

(8)

Shares are held in the Malcolm Jozoff Trust with Mr. Jozoff as Trustee. Address is: 5200 E. Solano Drive, Paradise Valley, AZ 85253.

(9)

Includes 3,500 shares of restricted stock which vest in equal monthly installments on the last day of each month through December 31, 2008, subject to continuing service on each applicable vesting date. As of the date of this Proxy Statement, 1,750 shares have vested or will vest within 60 days. Address is: 215 Rhode Lane, Floresville, TX 78114.

(10)

Address is: 48 Parks Drive, Sherborn, MA 01770.

(11)

Consists of 1,000,000 shares of common stock and 2,000,000 warrants, exercisable at $2.75 pre share. Address is: 7550 IH 10 W, Suite 630, San Antonio, TX 78229.

(12)

Includes: (i) 166,446 shares of common stock held by the Richard L. Annette Scott Family Partnership, (ii) 166,667 shares of common stock held by the F. Annette Scott Revocable Trust, (iii) 166,887 shares of common stock held by the Richard L. Scott Revocable Trust, and (iv) 1,000,000 shares issuable upon exercise of warrants, exercisable at $2.75 per share held by the Richard L. Scott Revocable Trust. Richard L. Scott has sole voting power and dispositive power over all of the shares and warrants.  Address is: 700 11th St., Suite 101, Naples, FL 34102.

(13)

Includes 1,000,000 shares issuable upon exercise of warrants of which (i) 500,000 are exercisable at $4.00 per share and (ii) 500,000 are exercisable at $7.00 per share. Address is: 2100 S. Utica, Suite 305, Tulsa, OK, 74114.

(14)

The name Fredric W. Levin Investment Group is derived from a Schedule 13G/A filed with the SEC on March 4, 2008 and is not used in the filing. Based upon the Schedule 13G/A, the following reporting persons beneficially own shares of common stock:

Name and Address of Beneficial Owner	Shares	Percentage
Fredric W. Levin IRA Rollover	135,767	1.1%
Fredric W. Levin	1,234,044	9.8%
Wende A. Cohen	19,300	*
Sefra A. Levin 30 Beachside Avenue Westport, CT 06880	3,500	*
Jesse A. Levin 30 Beachside Avenue Westport, CT 06880	2,957	*
Wende Cohen Custodian for Sarah Jane Cohen UTMA	13,275	*
Wende Cohen Custodian for Clayton Alexander Cohen UTMA	12,500	*
Fredric Levin Trustee Kim E. Levin Trust	7,500	*
Fredric Levin Trustee Amy G. Levin Trust	2,460	*
Martha J. Levin	17,100	*
Fredric Levin Trustee Martha J. Levin Trust u/t/a dated 10/9/1987	4,000	*
Fredric Levin Trustee Martha J. Levin Trust u/t/a dated 7/10/1980	400	*
Carla Strobel 29 Blue Ribbon Drive Westport, CT 06880	5,175	*
John Brophy Custodian for Abygaele Evelyn Brophy UTMA 373 South River Road Calverton, NY 11933	2,500	*
John Brophy Custodian for Catherine Mary Brophy UTMA 373 South River Road Calverton, NY 11933	2,500	*
Fredric Levin Custodian for Henry Levin UTMA	1,500	*
Puddy & Doggie, LLC	19,800
Valcor Partners, LLC	19,400	*
Amy L. Greenbaum	5,000	*
Marilyn Kern 225 Central Park West, Apt. 1501 New York, NY 10024	3,000	*
Kenneth J. Bagan c/o Medical Screening Devices 5727 West Howard Street Niles, IL 20714	15,000	*
Fredric Levin IRA FBO Fredric W. Levin	701,218	5.6%
———————
* Less than one percent.

Fredric Levin shares voting and investment control over such securities (other than 457 shares held by Jesse Levin and 2,675 shares held by Carla Strobel) and may be deemed to be the beneficial owner of such securities. Jesse Levin owns 100% of the interests in Valcor Partners, LLC, but Fredric Levin is its manager and has voting and investment control over the shares held by it. Sefra A. Levin owns 100% of the interests in Puddy & Doggie, LLC, but Fredric Levin is its manager and has voting and investment control over the shares held by it.

Except where indicated in the table, each of the persons listed in the Fredric W. Levin Investment Group has the address c/o Fredric W. Levin, 16 S. Main Street #303, Norwalk, CT 06854.

(15)

The name First New York Securities LLC Investment Group is derived from a Schedule 13G/A filed with the SEC on February 8, 2008 and is not used in the filing. Based upon the Schedule 13G/A, the following reporting persons beneficially own shares of common stock:

Name and Address of Beneficial Owner	Shares	Percentage
First New York Securities LLC	493,597	3.9%
Steve Heinemann	458,942	3.6%
Jay Goldstein	232,606	1.8%
Douglas Lipton	237,963	1.9%
David Nguyen	113,406	*
———————
* Less than one percent.

Each of the persons listed in the table above has the address c/o First New York Securities LLC, 90 Park Avenue, 5th Floor, New York, NY 10016.

EXECUTIVE OFFICERS

Name	Age	Position(s)
John C. Abbott	37	Chief Executive Officer
Michael D. Matte	49	Chief Financial Officer, Executive Vice President and Secretary
Louis D. Bardov	44	Chief Technology Officer

John C. Abbott. For a summary of Mr. Abbott’s background, please see page 5 of this Proxy Statement.

Michael D. Matte has served as our Chief Financial Officer, Executive Vice-President and Secretary since October 29, 2007. From July 2006 through October 2007, Mr. Matte served as a director of Quepasa. Mr. Matte served as Chief Financial Officer of Cyberguard Corporation from February 2001 to April 2006. Prior to joining Cyberguard Corporation, Mr. Matte was a senior Audit Manager from 1981 to 1992 for Price Waterhouse. Mr. Matte is a Certified Public Accountant and has a B.S. in Accounting from Florida State University.

Louis D. Bardov has served as our Chief Technology Officer since January 2008. Mr. Bardov has over 21 years’ experience in software development and technology management. Most recently, he worked for Match.com, a leading Internet dating service from 2000 through early January 2008. Mr. Bardov last served as Match.com’s Senior Vice President of Software Development, Customer Care and Customer Retention and previously as the Vice President of Development.

Executive Compensation

In the table below is information with respect to compensation paid by us for 2007 and 2006 to our Chief Executive Officer, our former Chief Executive Officer and the one other executive officer serving on December 31, 2007.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (e)	Option Awards ($) (f) (3)	All Other Compen- sation ($) (i)	Total ($) (j)
John C. Abbott	2007	14,256	0	333,463	0	347,719
Chief Executive Officer (1)	2006	0	0	0	0	0
Robert Stearns (1)(2)(3)	2007	15,936	0	797,029	125,000	937,965
	2006	0	0	1,514,807		1,514,807
Michael D. Matte, Executive Vice President and Chief Financial Officer (1)(4)	2007 2006	17,821 0	42,615 29,500	259,881 0	0 0	320,317 29,500

———————

(1)

Amounts in the Option Awards column represent the dollar amount recognized during 2007 and 2006 for financial statement reporting purposes in accordance with FAS123(R) (but disregarding any estimate of forfeitures relating to service-based vesting conditions) relating to options and warrants.

(2)

Former executive officer.

(3)

All Other Compensation reflects lump sum severance payment as part of Separation Agreement disclosed in Form 8-K filed October 30, 2007.

(4)

Amount included in Stock Awards are shares of common stock awarded to Michael D. Matte as a director prior to becoming Chief Financial Officer.

Executive Employment Agreements

John C. Abbott Employment Agreement

On October 30, 2007, Quepasa entered into an employment agreement with its new Chief Executive Officer, John C. Abbott. Pursuant to the terms of the employment agreement, Mr. Abbott receives an annual base salary of $80,000 and received options to purchase 1,897,492 shares of common stock, exercisable at $3.05 per share under the 2006 Plan. One-third of the shares vest October 25, 2008 and the remaining shares vest in 24 equal monthly installments over the following two years, subject to remaining employed on each applicable vesting date. Mr. Abbott was reimbursed for relocation expenses. Additionally, Mr. Abbott is eligible to participate in our management bonus program with one-half based upon cost reductions and one-half based upon increases in cash flow. The three levels are 50%, 150% and a target bonus 300% of base salary.

Michael D. Matte Employment Agreement

On October 30, 2007, Quepasa entered into an employment agreement with its new Chief Financial Officer, Michael D. Matte. In accordance with the agreement, Mr. Matte receives an annual base salary of $100,000 per year and received options to purchase 1,475,827 shares, exercisable at $3.25 per share under the 2006 Plan. One-third of the shares vest on October 29, 2008 and the remaining shares vest in 24 equal monthly installments over the following two years, subject to remaining employed on each applicable vesting date. Mr. Matte was reimbursed for relocation expenses. Additionally, he is eligible to participate in our management bonus program with one-half based upon cost reductions and one-half based upon increases in cash flow. The three levels are 50%, 150% and a target bonus of 300% of base salary.

Amendment to Abbott and Matte Agreements

Effective as of March 27, 2008, the Compensation Committee approved amendments to the employment agreements with John C. Abbott and Michael D. Matte, the Company’s Chief Executive Officer and Chief Financial Officer, respectively. The amendments provide for immediate vesting of their stock options following a change of control of Quepasa. Additionally, they will have the right to exercise these stock options for a period of two years after they are terminated.

Louis D. Bardov Employment Agreement

Effective as of January 20, 2008, Quepasa entered into an employment agreement with its new Chief Technology Officer, Louis D. Bardov. Mr. Bardov receives an annual base salary of $160,000 per year. He also received 10-year options to purchase 500,000 shares of common stock, exercisable at $2.49 per share. The options vest in equal annual increments on January 18, 2009, 2010 and 2011, subject to Mr. Bardov remaining as an employee on each applicable vesting date. Additionally, he is eligible to participate in our Management Bonus Program with an initial target bonus of $100,000 of base salary.

Severance Provision

Messrs. Abbott and Matte are entitled to severance in the event that they are dismissed without cause or they resign for good reason, including upon a change of control. In any of such events, they will receive two years base salary, two times the target or highest bonus for that year, their stock options vest and they will have two years to exercise their options post termination. If Mr. Bardov is terminated without cause, he is entitled to six months base salary, his stock options will vest and he will have three months to exercise his options post-termination. If his employment is terminated following a change of control, he will receive six months severance.

Outstanding Awards at Fiscal Year End

Listed below is information with respect to the unexercised option, stock that has not vested and equity inventive plan awards for each named executive officer outstanding as of December 31, 2007:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
John C. Abbott	0	1,897,492	0	$ 3.05	10/25/2017
Robert B. Stearns	390,006 90,000	0 0	0 0	$ 3.55 $10.00	1/23/2008 1/23/2008
Michael D. Matte	0	1,475,827	0	$ 3.25	10/29/2017

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and the other equity securities of Quepasa. Officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms furnished to us, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during fiscal year 2007 except as follows:

Name	Number of Late Reports	Number of Late Transactions	Number of Known Failures to File
Jeffrey Valdez (1)	1	0	0
Ernesto Cruz (1)	1	0	0

———————

(1)

Represents initial ownership reports on Form 3, which were filed in 2008.

Code of Ethics

Quepasa has adopted a Code of Ethics that applies to its Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer. To see a copy of the Code of Ethics, please go to the Quepasa website at www.quepasacorp.com.

Related Person Transactions

On January 29, 2007, our management adopted the Related Party Transactions Policy. The Related Party Transactions Policy applies to certain transactions between the Company and a “Related Party.” A Related Party is defined to include (i) an executive officer, director, or director nominee of the Company, (ii) a stockholder owning in excess of five percent of the Company, (iii) a person who is an immediate family member of a Company executive officer, director, or director nominee, (iv) an entity which is owned or controlled by any of the foregoing, or an entity in which any of the foregoing is an officer or has a substantial ownership interest (10% ownership is a “substantial ownership interest” for purposes of the Related Party Transactions Policy) and (v) any transactions required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Under the Related Party Transaction Policy, management must present to the Audit Committee any such related party transactions that it is proposing to enter into. Any such transactions must be on terms comparable to those obtainable in arm’s length dealing with unrelated third parties and must be approved by the Audit Committee. Under the Related Party Transactions Policy, the Company must include disclosure of such transactions in its applicable filings made with the SEC.

During this year and the last two fiscal years, we have engaged in certain transactions in which some of our directors, executive officers and 10% stockholders had or will have a direct or indirect material interest, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets for the last two completed fiscal years (2007 and 2006) which are described below.

On October 17, 2006, Quepasa entered into a Securities Purchase Agreement with MATT, Inc., a company whose Chairman is Mr. Alonso Ancira, a non-employee director. We sold 1,000,000 shares of common stock to MATT, Inc. at $10.00 per share. Additionally, we issued MATT, Inc. 10-year warrants to purchase: (i) 1,000,000 shares of common stock exercisable at $12.50 per share, and (ii) 1,000,000 shares of common stock exercisable at $15.00 per share. The exercise prices are subject to adjustment as described below. At the time of this transaction, MATT, Inc. was not an affiliate of Quepasa. In November 2006, the Board elected Alonso Ancira, the Chairman of the Board of Directors of MATT, Inc., to the Company’s Board as a non-employee director.

On November 20, 2006, we entered into an Amended and Restated Support Agreement with MATT, Inc. (the “Support Agreement”) and a Corporate Sponsorship and Management Services Agreement (the “CSMSA”) with both MATT, Inc. and Mexicans & Americans Thinking Together Foundation, Inc. or MATTF. On April 4, 2008, the staff of the Nasdaq Stock Market sent us a deficiency letter because we were not in compliance with the Nasdaq listing requirements. From April 7th through April 23rd, the price of our common stock closed at a level so that we met the listing requirements. On April 24th, our stock price closed at a price which caused us to not meet Nasdaq’s minimum of $35 million market value for listed common stock. The Nasdaq Rules require our common stock to trade above the threshold of $2.77 per share. For us to again fail to comply with the $35 million threshold, our common stock must trade below $2.77 for 10 consecutive business days. On April 28, 2008, the price closed at $2.85. In the event of any future declines in our common stock price, we have entered into a Term Sheet with MATTF which will nullify the CSMSA, and we will issue MATTF $2,500,000 of senior preferred stock. We are currently negotiating a definitive Agreement. Once consummated, we will also meet the minimum stockholders’ equity required by Nasdaq. The following description will no longer apply once the CSMSA terminates. The CSMSA provides that we will develop, operate and host the MATTF’s website and provide all the services necessary to conduct such operations. During the first 3-years of the term of the CSMSA, MATTF will reimburse us for our costs and expenses in providing these services, not to exceed $500,000 per year. The CSMSA further provides that we will pay MATTF’s operating costs through October 2016, up to $1,200,000 per year minus our costs and expenses for providing the services described above.

Under the Support Agreement, which has been terminated as described on the next page, MATT, Inc. was to develop advertising revenue for Quepasa. The Support Agreement also provided that MATT, Inc. was to have made a corporate jet available to us for up to 25 hours during each year of the Support Agreement’s term. For the years ended December 31, 2007 and 2006, respectively, the Company has made net payments of $375,000 and $69,293 to MATTF.

In December 2006, Lionel Sosa, a director, was paid $300,000 for his role in the successful closing of the MATT, Inc. transactions.

On January 18, 2008, Quepasa entered into a Consulting Agreement with Jeffrey Valdez and Valdez Productions, Inc. (“Valdez Productions”). On that same day, Mr. Valdez was elected to the Board of Quepasa. Pursuant to the terms of the Consulting Agreement, Valdez Productions provides Internet based marketing, branding and consulting services in exchange for $8,333 per month and options to purchase 210,000 shares of common stock at an exercise price of $2.49 per share. One-third of the options will vest on October 24, 2008 and the remaining options will vest in 24 equal monthly installments thereafter. The options become fully vested in the event the Consulting Agreement is terminated without cause. The Consulting Agreement is effective as of October 24, 2007 and the term will end on October 24, 2008, subject to continuing three-month extensions.

On January 25, 2008,Quepasa and MATT, Inc. entered into a Note Purchase Agreement (the “MATT Agreement”). Under the terms of the MATT, Inc. Agreement: (i) MATT, Inc. invested $5,000,000 in Quepasa, (ii) Quepasa issued MATT, Inc. a $5,000,000 subordinated promissory note, (iii) the exercise price of MATT, Inc.’s outstanding warrants acquired under the Securities Purchase Agreement to purchase 1,000,000 shares of common stock exercisable at $12.50 per share was reduced to $2.75 per share and the exercise price of 1,000,000 shares of common stock exercisable at $15.00 per share was reduced to $2.75 per share; and (iv) the Support Agreement between the Company and MATT, Inc. was terminated.

On January 25, 2008, Quepasa and Richard L. Scott Investments, LLC (“RSI”), entered into a Note Purchase Agreement (the “RSI Agreement”). Pursuant to the terms of the RSI Agreement: (i) RSI invested $2,000,000 in Quepasa, (ii) Quepasa issued RSI a $2,000,000 subordinated promissory note, (iii) the exercise price of RSI’s outstanding warrants to purchase 500,000 shares of common stock was reduced from $4.00 per share to $2.75 per share, and (iv) the exercise price of RSI’s outstanding warrants to purchase 500,000 shares of common stock was reduced from $7.00 per share to $2.75 per share.

The notes issued to MATT, Inc. and RSI are due in 2016 or such earlier date upon which MATT, Inc. or RSI, as the case may be, exercise a number of warrants in which the exercise price is equal to the outstanding principal and accrued interest. The notes also become due upon certain other events including liquidation of Quepasa, the commencement of an insolvency proceeding, an event of default or certain mergers or sales of all or substantially all of the assets of Quepasa, unless the weighted average closing price of Quepasa’s common stock for 30 days following the announcement of such transaction exceeded $2.75 per share.

PROPOSAL 2. AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES UNDER THE PLAN

The Board has adopted a resolution declaring it advisable and in the best interests of Quepasa and its stockholders that the 2006 Plan be amended to provide for an increase in the authorized number of shares under the Plan. The resolution also recommends that the amendment be approved and adopted by Quepasa’s stockholders and directs that such proposal be submitted to Quepasa’s stockholders at the Annual Meeting.

Proposal 2 seeks stockholder approval to issue an additional 2,000,000 shares. The 2006 Plan currently authorizes the issuance of a maximum of 4,141,925 shares of common stock (plus such additional shares reserved under a 1998 Plan that expire unexercised). As of the date of this Proxy Statement, 153,956 shares remain available for grant. If the Board’s proposal is approved by Quepasa’s stockholders, the Board would have authority to issue up to 2,153,956 shares of common stock under the 2006 Plan.

We believe that having additional shares to issue shares under the 2006 Plan is in the best interests of Quepasa because these shares will help promote the success and enhance the value of Quepasa by linking the personal interest of participants to those of Quepasa’s stockholders. The additional shares will help Quepasa’s ability to motivate, attract and retain those individuals upon whom Quepasa’s success is largely dependent.

In the following paragraphs we provide a summary of the terms of the 2006 Plan. The following summary is qualified in its entirety by the provisions of the 2006 Plan which is available to any stockholder upon request of Quepasa.

Stockholder Protections

The 2006 Plan contains the following features, among others, designed to protect stockholders from certain perceived abuses:

•

all options and stock appreciation rights (“SARs”) are required to be issued at a price that is not less than the underlying common stock’s fair market value as of the date of grant;

•

neither the Board nor any committee of the Board may reprice awards or amend the 2006 Plan to permit a repricing without stockholder approval;

•

the exercise of a stock-settled SAR or a net-cashless exercise of an option will reduce the number of shares available to be issued under the 2006 Plan by the entire number of shares subject to that SAR or option, even though a smaller number of shares will be issued upon such an exercise; and

•

shares tendered to pay the exercise price of an option or to satisfy a tax withholding obligation arising in connection with an award will not be available for grant under the 2006 Plan.

Administration

The Board or the Compensation and Nominating Committee (either, the “Administrator”) of the Board has the exclusive authority to administer the 2006 Plan. The Compensation and Nominating Committee (the “Compensation Committee”) must consist of at least two directors, each of whom qualifies as a “non-employee director” as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Administrator will have the power to determine eligibility to receive an award, the amount and type of award, and the terms and conditions of any award. The Administrator may delegate some or all of its authority under the 2006 Plan to the Company’s Chief Executive Officer, subject to limitations as determined by the Administrator. The Administrator may revoke this delegation at any time.

Eligibility

Persons eligible to participate in the 2006 Plan include present and future employees and Board members of, and consultants and advisors to, the Company and its subsidiaries, as determined by the Administrator. Awards made to a prospective member of the Board, employee, officer, consultant, or advisor must specifically provide that no portion of the award will vest, become exercisable, or be issued prior to the date on which the individual begins providing services to the Company or its subsidiaries.

Limitation on Awards

For incentive stock options, as defined by the Code, we may only issue 200,000 options. The number of shares reserved for grant pursuant to the 2006 Plan is subject to adjustment in the event of certain events including any stock dividend or reverse stock split.

The exercise of a stock-settled SAR or net-cashless exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance under the 2006 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2006 Plan. The Board or the Compensation Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of stock that are available for awards under the 2006 Plan.

No more than 200,000 shares of common stock may be granted to any one participant during a calendar year. The maximum performance-based award payable to any one participant during a performance period is 200,000 shares of stock or the cash equivalent.

Awards

The following types of incentive awards may be granted under the 2006 Plan: incentive stock options, non-qualified stock options, SARs, restricted common stock, common stock, performance shares and performance-based shares.

Stock options. The Board or the Compensation Committee may grant incentive stock options and non-qualified stock options under the 2006 Plan. Incentive stock options may be granted only to participants who are employees. The exercise price of all stock options must be at least 100% of the fair market value of the stock on the date that the option is granted. Stock options may be exercised as determined by the committee provided that the term of any option granted under the 2006 Plan may not exceed 10 years. The Board or the Compensation Committee will determine the methods by which the exercise price of an option may be paid and the methods by which shares of stock may be delivered to participants. The Board or the Compensation Committee may not reprice options previously granted under the 2006 Plan.

Stock appreciation rights. The Board or the Compensation Committee may grant SARs under the 2006 Plan. An SAR entitles the participant to receive the appreciation on one share of common stock from the date of grant to the date of exercise of the SAR. Appreciation is calculated as the excess of (i) the fair market value on the date of exercise over (ii) the base value of the SAR, as determined by the Administrator, which may not be less than the fair market value of the stock on the date of grant. The terms and conditions of any SAR will be determined by the Administrator at the time of the grant.

Restricted stock. The Board or the Compensation Committee may grant restricted stock under the 2006 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of stock at a price determined by the Compensation Committee (including zero). Restrictions may limit transferability and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. During the restriction period, if permitted by the Administrator, participants holding shares of restricted stock may be entitled to full voting and dividend rights with respect to the restricted shares. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Administrator. As a general rule, if a participant terminates employment when the stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Board or the Compensation Committee may, in its discretion, waive the restrictions in whole or in part.

Common stock. The Administrator may grant unrestricted common stock (or sell such shares) which means the shares are not subject to future vesting and may be immediately sold assuming compliance with applicable securities laws.

Performance share awards. The Board or the Compensation and Nominating Committees may grant performance share awards under the 2006 Plan. A performance share award gives the participant the right to receive stock if certain performance criteria or goals are satisfied. Performance may be measured on a specific date or dates or over any period or periods as determined by the Administrator.

Performance-based awards. Under the 2006 Plan, restricted stock and performance shares may be designated as performance-based awards. Performance-based pay awards are not subject to the $1,000,000 limitation on deductible compensation pursuant to Section 162(m) of the Code. Performance-based awards are subject to additional requirements, some of which are described below, which are required in order to be treated as “performance-based compensation” under Section 162(m) of the Code. The deductibility of these awards is preserved for federal income tax purposes. Because Section 162(m) of the Code only applies to “covered employees,” as defined in Section 162(m), only covered employees will receive awards that will be classified as performance-based awards.

Pre-established performance criteria must be met before a participant is eligible to receive payment for a performance-based award. Pre-established performance criteria must be based on one or more of the following: pre- or after-tax net earnings, earnings before interest expense (including interest amortized to cost of sales) and income taxes; earnings before interest expense (including interest amortized to cost of sales); income taxes; depreciation and amortization; revenue growth; operating income; operating cash flow; return on net assets; return on stockholders’ equity; return on assets; return on capital; share price growth; stockholder returns; gross or net profit margin; earnings per share; price per share; and market share; any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee has discretion to select the length of the performance period, the type of performance-based awards, and the criteria or goals used to measure the performance.

The performance criteria and other related aspects of the 2006 Plan will be subject to stockholder approval again in 2011 if (as is currently the case) stockholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2006 Plan.

Amendment and Termination

The Compensation Committee, with the Board’s approval, may terminate, amend, or modify the 2006 Plan at any time, except where stockholder approval for an amendment is required by applicable law, regulation, or stock exchange rule. The 2006 Plan may not be amended to (i) permit a repricing, (ii) increase the number of shares available, (iii) permit the Administrator to grant options with an exercise price below fair market value, or (iv) permit the Administrator to extend the exercise period for an option beyond 10 years from the date of grant without stockholder approval. As a general rule, the Compensation Committee cannot terminate, amend, or modify the 2006 Plan in a way that has a material adverse effect on any participant’s outstanding award without the participant’s consent.

The 2006 Plan will terminate on June 27, 2017. In no event may an award be granted under the 2006 Plan on or after June 27, 2017. Awards outstanding on the termination date will not be affected by the termination.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of the 2006 Plan. State, local, and foreign income taxes may also be applicable.

With the exception of a stock grant, a participant will not recognize taxable income at the time of grant.

Upon exercise of a non-qualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, stock grants, or performance shares, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction, or payment. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax (assuming the stock received is not subject to a risk of forfeiture and is not transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences generally described for non-qualified stock options will apply.

Congress has enacted Section 409A of the Code, which dramatically changes the tax rules for deferred compensation arrangements. Among other things, Section 409A expands the definition of deferred compensation arrangements to include, for example, below market option grants, certain SARs, and performance shares. Upon a violation of Section 409A, a participant must include in ordinary income all deferred compensation required to be aggregated, pay interest from the date of the deferral, and pay an additional 20% tax. The 2006 Plan prohibits the Compensation Committee from taking any action with respect to the operation of the 2006 Plan that would violate Section 409A. Any award agreement subject to Section 409A will include provisions necessary for compliance as determined by the Compensation Committee. The Company intends that awards granted under the 2006 Plan will comply with the requirements of Section 409A and intends to administer and interpret the 2006 Plan in such a manner.

Benefits of Shares

Benefits under the 2006 Plan depend on the Compensation Committee’s actions and the fair market value of the newly authorized shares at various future dates. Consequently, it is not possible to determine the future benefits that will be received by these newly authorized shares.

Vote Required

The amendment to the 2006 Plan requires approval by holders of a majority of the outstanding shares of Quepasa common stock who are present in person or by proxy at the Annual Meeting.

The Board unanimously recommends a vote “For” this proposal.

Equity Compensation Plan Information

The following represent the number of options granted and the weighted average exercise price for each Plan as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders
1998 Stock Incentive Plan	919,506	$2.64	0
2006 Stock Plan	3,601,319	$3.57	855,000
Equity compensation plans not approved by security holders	0	0	0

Total	4,520,825	$3.38	855,000

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

Subject to stockholder ratification, our Board has appointed Berenfeld Spritzer Shechter Sheer LLP (“Berenfeld”) to serve as our independent registered public accounting firm for the year ending December 31, 2008. This firm has acted as our auditors since late October 2007. Selection of Quepasa’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of Quepasa for ratification. However, Quepasa is submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Quepasa and its stockholders.  If the appointment is not ratified, the Board will consider its options.

A representative of Berenfeld is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

The Board recommends a vote “For” this proposal.

The Audit Committee operates under a written Audit Committee Charter established by the Board. This charter is available on our website at www.quepasacorp.com, and we will provide a printed copy to any stockholder upon request.

The Board has determined that, in accordance within the meaning of SEC and Nasdaq Marketplace Rules, each of the members of the Audit Committee is independent.

The Audit Committee oversees Quepasa’s financial reporting process on behalf of the Board. The Audit Committee consists of three members of the Board, Mr. Ernesto Cruz, Chairman, Dr. Syverson-Stork and Mr. Malcolm Jozoff, all of whom meet the independence requirements of the Nasdaq Stock Market.

The primary responsibilities of the Audit Committee, as set forth in its charter, include various matters with respect to the oversight of our accounting and financial reporting process and audits of our financial statements on behalf of our Board.

The Audit Committee provides assistance to our Board with respect to its oversight of:

•

The integrity of Quepasa’s financial statements;

•

Our compliance with legal and regulatory requirements;

•

Our independent registered public accounting firm’s qualifications and independence;

•

The performance of our independent audit function and the independent registered public accounting firm;

•

The performance of the Company’s internal reporting and audit functions; and

•

The Company’s disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all permissible non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Quepasa.

Audit Committee Report

The Audit Committee has:

•

fulfilled its oversight responsibilities by reviewing and discussing with management; the audited financial statements included in the Annual Report on Form 10-KSB;

•

met privately with the independent registered public accounting firm and discussed matters required by Statement on Auditing Standards No. 61. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of Quepasa’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

discussed with the independent registered public accounting firm their independence from management and Quepasa. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm, which is required by the Independence Standards Board Standard No. 1, and considered whether the provision of non-audit services was consistent with maintaining this firm’s independence; and

•

in reliance on the reviews and discussions with management and the auditors referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the SEC.

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles (“GAAP”) or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

This Report is submitted by the Audit Committee.

Ernesto Cruz, CPA, Chairman

Dr. Jill Syverson-Stork

Malcolm Jozoff

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that Quepasa files with the SEC.

Principal Accountant Fees and Services

Our Audit Committee reviews and approves audit and permissible non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services. In its review of non-audit service fees and its appointment of Berenfeld as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining independence. All of the services provided and fees charged by Berenfeld and Perelson Weiner LLP (“Perelson”), our prior independent registered public accounting firms which audited our 2006 consolidated financial statements, were approved by our Audit Committee. The following table shows the fees for the fiscal years ended December 31, 2007 and 2006.

	Barenfeld 2007	Perelson 2006

Audit Fees (1)	$141,019	$265,635
Audit Related Fees (2)	$13,567	$181,525
Tax Fees (3)	$0	$14,346
All Other Fees	$0	$0

———————

(1)

Audit fees – these fees relate to the audit of our annual financial statements and the review of our interim quarterly financial statements.

(2)

Audit related fees – these fees relate primarily to the auditors’ review of our registration statements and audit related consulting.

(3)

Tax fees – these fees relate to the preparation of the Company’s federal and state tax returns.

Audit Committee’s Pre-Approval Policy

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All 2007 and 2006 non-audit services listed above were pre-approved.

Previous Auditors

The Company dismissed Ehrhardt Keefe Steiner & Hottman, PC (“EKS&H”) as the Company’s independent registered public accounting firm on January 31, 2007, and on February 8, 2007 engaged Perelson as its new independent registered public accounting firm on the same date. The decisions to dismiss EKS&H and to engage Perelson were approved by the Company’s Audit Committee.

EKS&H’s report on the Company’s consolidated financial statements for the year ended December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Additionally, through the date of termination of EKS&H on January 31, 2007, there were no disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EKS&H, would have caused EKS&H to make reference to the disagreement in its reports on the Company’s consolidated financial statements for such period. There were no reportable events, as defined in Item 304(a)(1)(iv)&(v) of Regulation S-B during this time period as well.

On October 30, 2007, Perelson was dismissed as our independent registered public accountant. The decision to dismiss Perelson was approved by the Company’s Audit Committee.  Perelson’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2006, the only report for a fiscal year issued by Perelson, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. However, an explanatory paragraph was included in the report of which disclosed the Company’s ability to continue as a going.

During the year ended December 31, 2006 and through October 30, 2007 when the Company terminated Perelson, there were no disagreements with Perelson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Perelson, would have caused Perelson to make reference in its report on the Company’s consolidated financial statements, as amended, for such periods.

While there were no reportable events, as defined in Item 304(a)(1)(iv) and (v) of Regulation S-B as previously disclosed by the Company in its amended Form 10-KSB for the year ended December 31, 2006, Perelson advised the Company of matters it considered to be certain weaknesses in the Company’s internal control over financial reporting, including inadequate documentation of policies, procedures, and internal controls; weaknesses in information technology controls and procedures; a lack of sufficient accounting personnel and expertise to address the Company’s expanding and increasingly complex financial reporting needs; and incorrect accounting treatment of certain expenses and equity issuances.

The Company addressed these identified weaknesses by, among other things, conducting a search for additional and more experienced accounting and finance staff to bolster the Company’s internal capabilities and expertise; hiring a Chief Technology Officer and an outside consultant to address information technology controls and procedures; increased oversight of the Company’s operations in Mexico; improving the Company’s technology related to its business and operations; and undertaking to systemically resolve such weaknesses in consultation with its independent auditor.

As part of the Company’s ongoing efforts to address the weaknesses discussed above, the Company hired a new Controller and an outside consultant in August 2007 to assist with the financial review and reporting processes, document policies and procedures, and implement a remediation plan to address the internal control weaknesses. In addition, as previously disclosed in the Company’s Form 8-K filed on October 30, 2007, the Company changed its senior management team and appointed John C. Abbott and Michael D. Matte to the positions of Chief Executive Officer and Chief Financial Officer, respectively.

In late October 2007, the Company engaged Berenfeld as its new independent registered public accounting firm. The decision to engage Berenfeld was approved by the Company’s Audit Committee of the Board. The Company did not consult with Berenfeld on: (i) the application of accounting principles to a specified transaction, either complete or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or event, as those terms are defined in Item 304(a)(1)(iv) Regulation S-B and the related instructions to Item 304 of Regulation S-B.

PROPOSAL 4. OTHER MATTERS

Quepasa has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

Delivery of Annual Report to a Shared Address

If you and one or more stockholders of Quepasa share the same address, it is possible that only one Annual Report was delivered to your address. Any registered stockholder who wishes to receive a separate copy of an Annual Report at the same address now or in the future may mail a request to receive separate copies to Quepasa Corporation, Attention: Michael D. Matte, 224 Datura Street, Suite 1100, West Palm Beach, Florida 33401 and Quepasa will promptly deliver the Annual Report to you upon your request. Stockholders currently receiving multiple copies of our Annual Report at a shared address and who wish to receive a single copy may direct their request to the same address.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Quepasa will cancel your previously submitted proxy.

By the Order of the Board of Directors

/s/ JEFFREY VALDEZ
Jeffrey Valdez
Chairman of the Board

/s/ JOHN C. ABBOTT
John C. Abbott
Chief Executive Officer

May 2, 2008

VOTING INSTRUCTIONS QUEPASA CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS June 27, 2008
CONTROL ID:
PROXY ID:
PASSWORD:

IF YOUR SECURITIES ARE HELD BY A BROKER WHO IS A MEMBER OF THE NEW YORK STOCK EXCHANGE (NYSE), THE RULES OF THE NYSE WILL GUIDE THE VOTING PROCEDURES. WE WISH TO CALL YOUR ATTENTION TO THE FACT THAT FOR THIS MEETING UNDER THE RULES OF THE NYSE, WE CANNOT VOTE YOUR SECURITIES ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING WITHOUT YOUR SPECIFIC INSTRUCTIONS. THESE RULES PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY FOR ONE OR MORE OF THE MATTERS MAY BE GIVEN AT THE DISCRETION OF YOUR BROKER (ON THE TENTH DAY, IF THE MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING, ON THE FIFTEENTH DAY IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IN ORDER FOR YOUR BROKER TO EXERCISE THIS DISCRETIONARY AUTHORITY FOR ONE OR MORE OF THE MATTERS,  PROXY MATERIAL WOULD NEED TO HAVE BEEN MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE, AND THE MATTER(S) BEFORE THE MEETING MUST BE DEEMED “ROUTINE” IN NATURE ACCORDING TO NYSE GUIDELINES.  IF THESE TWO REQUIREMENTS ARE MET, AND YOU HAVE NOT COMMUNICATED TO US PRIOR TO THE FIRST VOTE BEING USED, WE MAY VOTE YOUR SECURITIES AT OUR DISCRETION ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING. WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN ON THOSE MATTERS, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE. IF YOUR SECURITIES ARE HELD IN THE NAME OF A BANK, WE REQUIRE YOUR INSTRUCTIONS ON ALL MATTERS TO BE VOTED ON AT THE MEETING.

MAIL:

Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:

Complete the bottom portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:

www.iproxydirect.com

If you vote by Internet or by fax, DO NOT mail your proxy card.

Thank you for voting!

You are entitled to one vote on all proposals listed below and presented at the 2008 Annual Meeting for every share of common stock of Quepasa Corporation that you own or owned on the record date of
May 2, 2008. Quepasa’s Board of Directors recommends that you vote FOR all of the proposals listed below. Your vote is important!  Please read the Proxy Statement and Form 10-KSB and vote.

PROXY CARD

QUEPASA CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

June 27, 2008

Item 1.	Election of directors to serve on the Board of Directors of Quepasa for a three-year term until the 2011 Annual Meeting of stockholders of Quepasa:	à	1FOR	AGAINST	WITHHELD
	Lionel Sosa		☐	☐	☐	CONTROL ID:
	Dr. Jill Syverson-Stork		☐	☐	☐	PROXY ID:
	Jeffrey Valdez		☐	☐	☐	PASSWORD:

Item 2.	I hereby approve the amendment of Quepasa’s 2006 Stock Incentive Plan to provide for additional shares authorized under the Plan.	à	2 FOR ☐	AGAINST ☐	WITHHELD ☐

Item 3.	I hereby approve and ratify the appointment of Berenfeld Spritzer Shechter Sheer LLP as Quepasa’s independent registered public accounting firm.	à	3 FOR ☐	AGAINST ☐	WITHHELD ☐

Item 4.	I hereby authorize the transaction of any other lawful business that may properly come before the 2008 Annual Meeting of stockholders.	à	4 FOR ☐	AGAINST ☐	WITHHELD ☐

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting to be held on
June 27, 2008.

All shares of common stock represented hereby will be voted as specified. If no specification is made, those shares will be voted FOR the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.  The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting.

The undersigned hereby appoints John C. Abbott and Michael D. Matte or either of them individually and both of them with full power of substitution, as proxies for the undersigned to act and to vote all the shares of common stock of Quepasa Corporation held of record by the undersigned on May 2, 2008, at the Annual Meeting of stockholders to be held on June 27, 2008, or any postponement or adjournment thereof.

MATERIALS ELECTION

If no direction is indicated, all proposals will be voted FOR as recommended by
Quepasa’s Board of Directors.

NOTE: Please sign exactly as your name appears on your share certificate. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: ________________________, 2008

As of July 1, 2007, SEC rules permit companies to send you a Notice indicating that their proxy materials are available on the Internet and how you can request a mailed copy. Check the box to the right if you want to receive future proxy materials by mail at no cost to you. Even if you do not check the box, you will still have the right to request a free set of proxy materials upon receipt of a Notice.

		à	FOR ☐	(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)